ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

Exhibit 99.2

NEWS RELEASE

Abraxas to Present at the Pritchard Capital Energy Conference

SAN ANTONIO (January 13, 2009) – Abraxas Petroleum Corporation (NASDAQ:AXAS) is scheduled to present at the Pritchard Capital Energy Conference being held January 13-15, 2009 in San Francisco.  Robert L.G. Watson will be presenting at the conference - the corresponding PowerPoint presentation will be posted on the Company’s website, http://www.abraxaspetroleum.com, in the Investor Relations section under Webcasts / Presentations, as this event is not being webcast.  Over 80 companies are scheduled to present at this event entitled “Energize 2009”.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations principally in Texas and the Rocky Mountains.  Abraxas Petroleum Corporation also owns a 47% interest in an upstream master limited partnership, Abraxas Energy Partners, L.P., which entitles Abraxas Petroleum Corporation to receive its proportionate share of cash distributions made by the Partnership.

FOR MORE INFORMATION CONTACT:
Barbara M. Stuckey/ Vice President - Corporate Development
Phone 210.490.4788
bstuckey@abraxaspetroleum.com
www.abraxaspetroleum.com

18803 Meisner Drive
San Antonio, Texas 78258
Phone: 210.490.4788    Fax: 210.918.6675